Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2022 SECOND QUARTER RESULTS

DOUBLE DIGIT REVENUE GROWTH IN QUARTER

ATLANTA, (August 8, 2022) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations, today announced its financial results for the second quarter ended June 30, 2022.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Second Quarter 2022

•
Revenues before reimbursements of $293.3 million, up 10% over $267.5 million for the 2021 second quarter
•
Net income attributable to shareholders of $5.8 million, compared to $11.8 million in the same period last year
•
Diluted earnings per share of $0.12 for both CRD-A and CRD-B, compared with $0.22 for both CRD-A and CRD-B in the prior year second quarter

Non-GAAP Consolidated Results

Second Quarter 2022

Non-GAAP consolidated results for 2022 exclude the non-cash, after-tax adjustments for amortization of intangible assets of $1.5 million and the earnout adjustment of $0.2 million. Non-GAAP consolidated results for 2021 exclude a similar adjustment for amortization of intangible assets of $2.1 million.

•
Foreign currency exchange rates decreased revenues before reimbursements by $6.2 million or (2)%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $299.6 million, increasing 12% over $267.5 million for the 2021 second quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $7.6 million in the 2022 second quarter, compared with $13.8 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.15 for CRD-A and $0.16 for CRD-B in the 2022 second quarter, compared with $0.25 for CRD-A and $0.26 for CRD-B in the prior year second quarter
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $12.9 million, or 4.4% of revenues before reimbursements in the 2022 second quarter, compared with $19.6 million, or 7.3% of revenues, in the 2021 second quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $21.8 million, or 7.4% of revenues before reimbursements in the 2022 second quarter, compared with $29.0 million, or 10.8% of revenues, in the 2021 second quarter

Management Comments

“Fueled by our strategic investments in the business, Crawford delivered another quarter of strong top-line results, with revenue growth increasing 10% over the prior year period. This strength was broad-based with solid increases across all our businesses, led by Platform Solutions and North American Loss Adjusting. Our Broadspire business also grew nicely in the second quarter, aided by new business wins and the expansion of our existing client base, and International Operations is improving as expected despite persistent global pressures,” commented Mr. Rohit Verma, chief executive officer of Crawford & Company.

“While we are pleased with the continued revenue growth momentum through the second quarter, we are acutely focused on converting our top-line success into operating earnings expansion and cash flow improvement to accelerate our profitability across our business, which will be our top priority for the second half of the year. As we work to improve margin on the business and navigate an uncertain macro environment, we remain confident in our ability to execute on our long-term strategy and deliver superior results for our shareholders,” concluded Mr. Verma.

Segment Results for the Second Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $65.8 million in the second quarter of 2022, increasing 17.0% from $56.2 million in the second quarter of 2021, including $3.6 million from the edjuster, Inc. acquisition.

The segment had operating earnings of $2.7 million in the 2022 second quarter, decreasing from $3.1 million in the second quarter of 2021. The 2021 quarter had a $1.0 million benefit from Canada Emergency Wage Subsidy ("CEWS"). The operating margin was 4.1% in the 2022 quarter and 5.5% in the 2021 quarter.

International Operations

International Operations revenues before reimbursements were $93.7 million in the second quarter of 2022, up 2.7% from $91.3 million in the same period of 2021, including $0.6 million from the BosBoon acquisition. Absent foreign exchange rate decreases of $5.3 million, revenues would have been $99.0 million for the 2022 second quarter.

Operating losses were $(0.7) million in the 2022 second quarter, decreasing from earnings of $2.1 million in the 2021 period. The segment’s operating margin for the 2022 quarter was (0.8)% as compared with 2.3% in the 2021 quarter.

Broadspire

Broadspire segment revenues before reimbursements were $80.1 million in the 2022 second quarter, increasing 5.5% from $75.9 million in the 2021 second quarter.

Broadspire recorded operating earnings of $7.7 million in the second quarter of 2022, representing an operating margin of 9.6%, increasing from $6.6 million, or 8.7% of revenues, in the 2021 second quarter.

Platform Solutions

Platform Solutions revenues before reimbursements were $53.7 million in the second quarter of 2022, up 21.9% from $44.1 million in the same period of 2021, including $3.8 million from the Praxis Consulting acquisition.

Operating earnings were $4.6 million in the 2022 second quarter, decreasing from $9.1 million from the 2021 period. The segment’s operating margin for the 2022 quarter was 8.6% as compared with 20.6% in the 2021 quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $1.4 million in the second quarter of 2022, compared with $1.2 million in the same period of 2021. Primary components of this variance was a $1.2 million CEWS benefit in 2021, not present in 2022, partially offset by a reduction in other unallocated costs.

Other Matters

For the 2022 second quarter, the Company recognized no benefit from CEWS as compared with an overall benefit of $2.2 million in the 2021 second quarter recorded between North America Loss Adjusting and Unallocated Corporate Costs.

On April 1, 2022, the Company purchased assets associated with R.P. van Dijk B.V., a bodily injury loss adjusting company based in the Netherlands. The purchase price includes an initial cash consideration of $4.3 million and a maximum of $2.2 million payable over the next two years based on achieving certain revenue targets and other nonfinancial milestones, as defined in the purchase agreement.

In addition, the Company recognized a pretax contingent earnout expense totaling $0.3 million in the 2022 second quarter related to the fair value adjustment of earnout liabilities arising from recent acquisitions. This adjustment, which is not a component of operating earnings, is based on favorable changes to projections of acquired entities over the respective earnout periods, which span multiple years.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of June 30, 2022, totaled $46.3 million, compared with $53.2 million at December 31, 2021. The Company’s total debt outstanding as of June 30, 2022, totaled $254.2 million, compared with $175.0 million at December 31, 2021.

The Company’s operations used $12.8 million of cash during the first six months of 2022, compared with $10.5 million provided in 2021. The decrease in cash provided by operating activities was primarily due to a $20.5 million year-over-year increase in change in unbilled receivables primarily resulting from the flooding in Australia, increased incentive compensation payments of $6.4 million in 2022 compared to 2021, and $2.0 million of prior year benefits received related to CEWS that were not present in 2022, partially offset by a $4.6 million reduction in pension contributions.

The Company made no contributions to its U.S. defined benefit pension plan and $0.3 million in contributions to its U.K. plans for the first half of 2022, compared with $4.5 million in contributions to the U.S. plan and $0.4 million to the U.K. plans in 2021.

During 2022, the Company repurchased 2,656,474 shares of CRD-A and 963,472 shares of CRD-B at an average per share cost of $7.41 and $7.32, respectively. The total cost of share repurchases during 2022 was $26.7 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on August 9, 2022, at 8:30 a.m. Eastern Time to discuss its second quarter 2022 results. The conference call can be accessed live by dialing 1-888-396-8049 and using Conference ID 88204978. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through September 9, 2022. You may dial 1-877-674-7070 and use passcode 204978# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets and contingent earnout adjustments are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Six Months Ended
(in thousands)		June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$174,961	59.6%	$155,714	58.2%	$340,453	59.5%	$301,116	57.8%
U.K.	GBP	33,402	11.4%	34,280	12.8%	67,452	11.8%	66,503	12.8%
Canada	CAD	24,674	8.4%	20,337	7.6%	48,935	8.5%	41,571	8.0%
Australia	AUD	23,643	8.1%	27,497	10.3%	42,360	7.4%	51,707	9.9%
Europe	EUR	24,016	8.2%	14,145	5.3%	47,682	8.3%	27,409	5.3%
Rest of World	Various	12,650	4.3%	15,484	5.8%	25,488	4.5%	32,332	6.2%
Total Revenues, before reimbursements		$293,345	100.0%	$267,457	100.0%	$572,370	100.0%	$520,638	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Operating earnings:
North America Loss Adjusting	$2,695	$3,081	$6,831	$7,442
International Operations	(707)	2,126	(3,774)	1,453
Broadspire	7,667	6,570	14,101	13,304
Platform Solutions	4,596	9,091	12,633	13,109
Unallocated corporate and shared costs, net	(1,373)	(1,248)	(3,825)	(2,662)
Consolidated operating earnings	12,878	19,620	25,966	32,646
(Deduct) add:
Net corporate interest expense	(1,780)	(1,213)	(3,298)	(2,795)
Stock option expense	(130)	(264)	(336)	(404)
Amortization expense	(2,060)	(2,750)	(3,786)	(5,549)
Contingent earnout adjustments	(303)	—	(2,359)	—
Income tax provision	(2,768)	(3,590)	(5,194)	(6,061)
Net (income) loss attributable to noncontrolling interests	(7)	(23)	(67)	7
Net income attributable to shareholders of Crawford & Company	$5,830	$11,780	$10,926	$17,844

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income attributable to shareholders of Crawford & Company	$5,830	$11,780	$10,926	$17,844
Add:
Depreciation and amortization	9,356	10,464	18,455	20,942
Stock-based compensation	1,750	1,954	3,410	3,563
Net corporate interest expense	1,780	1,213	3,298	2,795
Contingent earnout adjustments	303	—	2,359	—
Income tax provision	2,768	3,590	5,194	6,061
Non-GAAP adjusted EBITDA	$21,787	$29,001	$43,642	$51,205

Following is a reconciliation of operating cash flow to free cash flow for the six months ended June 30, 2022 and 2021:

Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	Change
Net Cash (Used in) Provided by Operating Activities	$(12,752)	$10,532	$(23,284)
Less:
Property & Equipment Purchases, net	(3,123)	(2,120)	(1,003)
Capitalized Software (internal and external costs)	(12,561)	(10,083)	(2,478)
Free Cash Flow	$(28,436)	$(1,671)	$(26,765)

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2022 before amortization of intangible assets and contingent earnout adjustments, and for 2021 exclude the amortization of intangible assets:

Three Months Ended June 30, 2022
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$8,605	$5,830	$0.12	$0.12
Adjustments:
Amortization of intangible assets	2,060	1,545	0.03	0.03
Contingent earnout adjustments	303	224	—	—
Non-GAAP Adjusted	$10,968	$7,599	$0.15	$0.16

Three Months Ended June 30, 2021
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$15,393	$11,780	$0.22	$0.22
Adjustments:
Amortization of intangible assets	2,750	2,063	0.04	0.04
Non-GAAP Adjusted	$18,143	$13,843	$0.25	$0.26

Six Months Ended June 30, 2022
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$16,187	$10,926	$0.22	$0.22
Adjustments:
Amortization of intangible assets	3,786	2,840	0.06	0.06
Contingent earnout adjustments	2,359	1,747	0.03	0.03
Non-GAAP Adjusted	$22,332	$15,512	$0.31	$0.31

Six Months Ended June 30, 2021
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$23,898	$17,844	$0.33	$0.33
Adjustments:
Amortization of intangible assets	5,549	4,162	0.08	0.08
Non-GAAP Adjusted	$29,447	$22,006	$0.41	$0.41

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	28,757	30,826	29,827	30,825
Class B Common Stock	19,987	22,445	20,381	22,454
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	29,145	31,997	30,151	31,897
Class B Common Stock	19,987	22,445	20,381	22,454

Further information regarding the Company’s operating results for the three and six months ended June 30, 2022, financial position as of June 30, 2022, and cash flows for the six months ended June 30, 2022 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2022	2021	% Change

Revenues:
Revenues Before Reimbursements	$293,345	$267,457	10%
Reimbursements	10,306	9,088	13%
Total Revenues	303,651	276,545	10%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	218,134	193,157	13%
Reimbursements	10,306	9,088	13%
Total Costs of Services	228,440	202,245	13%

Selling, General, and Administrative Expenses	65,397	58,658	11%
Corporate Interest Expense, Net	1,780	1,213	47%
Total Costs and Expenses	295,617	262,116	13%

Other Income, Net	571	964	(41)%

Income Before Income Taxes	8,605	15,393	(44)%
Provision for Income Taxes	2,768	3,590	(23)%

Net Income	5,837	11,803	(51)%

Net Income Attributable to Noncontrolling Interests	(7)	(23)	(70)%

Net Income Attributable to Shareholders of Crawford & Company	$5,830	$11,780	(51)%

Earnings Per Share - Basic:
Class A Common Stock	$0.12	$0.22	(45)%
Class B Common Stock	$0.12	$0.22	(45)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.12	$0.22	(45)%
Class B Common Stock	$0.12	$0.22	(45)%

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.06	—
Class B Common Stock	$0.06	$0.06	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2022	2021	% Change

Revenues:
Revenues Before Reimbursements	$572,370	$520,638	10%
Reimbursements	19,070	18,062	6%
Total Revenues	591,440	538,700	10%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	423,715	378,359	12%
Reimbursements	19,070	18,062	6%
Total Costs of Services	442,785	396,421	12%

Selling, General, and Administrative Expenses	130,239	117,360	11%
Corporate Interest Expense, Net	3,298	2,795	18%
Total Costs and Expenses	576,322	516,576	12%

Other Income, Net	1,069	1,774	(40)%

Income Before Income Taxes	16,187	23,898	(32)%
Provision for Income Taxes	5,194	6,061	(14)%

Net Income	10,993	17,837	(38)%

Net (Income) Loss Attributable to Noncontrolling Interests	(67)	7	nm

Net Income Attributable to Shareholders of Crawford & Company	$10,926	$17,844	(39)%

Earnings Per Share - Basic:
Class A Common Stock	$0.22	$0.33	(33)%
Class B Common Stock	$0.22	$0.33	(33)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.22	$0.33	(33)%
Class B Common Stock	$0.22	$0.33	(33)%

Cash Dividends Per Share:
Class A Common Stock	$0.12	$0.12	—
Class B Common Stock	$0.12	$0.12	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2022 and December 31, 2021

Unaudited

(In Thousands, Except Par Values)

	June 30,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and Cash Equivalents	$46,254	$53,228
Accounts Receivable, Net	129,162	134,458
Unbilled Revenues, at Estimated Billable Amounts	141,879	118,722
Income Taxes Receivable	8,726	4,936
Prepaid Expenses and Other Current Assets	36,313	34,576
Total Current Assets	362,334	345,920

Net Property and Equipment	30,165	33,721

Other Assets:
Operating Lease Right-of-Use Asset, Net	100,087	99,369
Goodwill	114,801	116,526
Intangible Assets Arising from Business Acquisitions, Net	94,686	97,571
Capitalized Software Costs, Net	76,936	75,802
Deferred Income Tax Assets	19,789	21,266
Other Noncurrent Assets	61,231	62,464
Total Other Assets	467,530	472,998

Total Assets	$860,029	$852,639

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$39,776	$10,704
Accounts Payable	44,737	48,470
Accrued Compensation and Related Costs	77,989	96,018
Self-Insured Risks	19,009	13,222
Income Taxes Payable	—	1,200
Operating Lease Liability	23,938	25,238
Other Accrued Liabilities	62,537	76,884
Deferred Revenues	29,495	32,119
Total Current Liabilities	297,481	303,855

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	214,409	164,315
Operating Lease Liability	89,910	88,408
Deferred Revenues	24,471	23,786
Accrued Pension Liabilities	12,578	17,892
Other Noncurrent Liabilities	36,672	42,986
Total Noncurrent Liabilities	378,040	337,387

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	28,428	30,996
Class B Common Stock, $1.00 Par Value	19,848	20,812
Additional Paid-in Capital	77,550	74,229
Retained Earnings	248,133	266,369
Accumulated Other Comprehensive Loss	(188,572)	(180,441)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	185,387	211,965
Noncontrolling Interests	(879)	(568)
Total Shareholders’ Investment	184,508	211,397

Total Liabilities and Shareholders’ Investment	$860,029	$852,639

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change	2022	2021	Change

Revenues Before Reimbursements	$65,775	$56,212	17.0%	$93,710	$91,269	2.7%	$80,114	$75,902	5.5%	$53,746	$44,074	21.9%

Direct Compensation, Fringe Benefits & Non-Employee Labor	48,413	40,411	19.8%	65,298	62,768	4.0%	49,799	46,169	7.9%	36,467	26,297	38.7%

% of Revenues Before Reimbursements	73.6%	71.9%		69.7%	68.8%		62.2%	60.8%		67.9%	59.7%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	14,667	12,720	15.3%	29,119	26,375	10.4%	22,648	23,163	(2.2)%	12,683	8,686	46.0%

% of Revenues Before Reimbursements	22.3%	22.6%		31.1%	28.9%		28.3%	30.5%		23.6%	19.7%

Total Operating Expenses	63,080	53,131	18.7%	94,417	89,143	5.9%	72,447	69,332	4.5%	49,150	34,983	40.5%

Operating Earnings (Loss) (1)	$2,695	$3,081	(12.5)%	$(707)	$2,126	133.3%	$7,667	$6,570	16.7%	$4,596	$9,091	(49.4)%

% of Revenues Before Reimbursements	4.1%	5.5%		(0.8)%	2.3%		9.6%	8.7%		8.6%	20.6%

Six Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change	2022	2021	Change

Revenues Before Reimbursements	$130,213	$112,510	15.7%	$182,982	$177,736	3.0%	$156,568	$150,178	4.3%	$102,607	$80,214	27.9%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	94,910	80,698	17.6%	128,304	123,124	4.2%	97,748	91,839	6.4%	68,318	49,568	37.8%

% of Revenues Before Reimbursements	72.9%	71.7%		70.1%	69.3%		62.4%	61.2%		66.6%	61.8%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	28,473	24,370	16.8%	58,452	53,159	10.0%	44,719	45,035	(0.7)%	21,655	17,537	23.5%

% of Revenues Before Reimbursements	21.9%	21.7%		31.9%	29.9%		28.6%	30.0%		21.1%	21.9%

Total Operating Expenses	123,383	105,068	17.4%	186,756	176,283	5.9%	142,467	136,874	4.1%	89,973	67,105	34.1%

Operating Earnings (1)	$6,830	$7,442	(8.2)%	$(3,774)	$1,453	(359.7)%	$14,101	$13,304	6.0%	$12,634	$13,109	(3.6)%

% of Revenues Before Reimbursements	5.2%	6.6%		(2.1)%	0.8%		9.0%	8.9%		12.3%	16.3%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended June 30, 2022 and June 30, 2021

Unaudited

(In Thousands)

	2022	2021
Cash Flows From Operating Activities:
Net income	$10,993	$17,837
Reconciliation of net income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,455	20,942
Stock-based compensation	3,410	3,563
Gain on sale of property and equipment	(1,544)	6
Increase in contingent consideration valuation	2,359	—
Changes in operating assets and liabilities:
Accounts receivable, net	1,241	3,111
Unbilled revenues, net	(27,557)	(7,026)
Accrued or prepaid income taxes	(5,275)	(7,424)
Accounts payable and accrued liabilities	(9,403)	(11,331)
Deferred revenues	(1,080)	(189)
Accrued retirement costs	(3,016)	(9,879)
Prepaid expenses and other operating activities	(1,335)	922
Net cash (used in) provided by operating activities	(12,752)	10,532

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(3,123)	(2,120)
Capitalization of computer software costs	(12,561)	(10,083)
Proceeds from settlement of life insurance policies	—	4,198
Payments for business acquisitions, net of cash acquired	(25,941)	(3,786)
Cash proceeds from sale of property and equipment	3,032	—
Net cash used in investing activities	(38,593)	(11,791)

Cash Flows From Financing Activities:
Cash dividends paid	(6,034)	(6,394)
Repurchases of common stock	(26,749)	(2,999)
Increases in short-term and revolving credit facility borrowings	86,865	29,983
Payments on short-term and revolving credit facility borrowings	(6,011)	(18,986)
Payments of contingent consideration on acquisitions	(1,654)	(1,683)
Other financing activities	(285)	(282)
Net cash provided by (used in) financing activities	46,132	(361)

Effects of exchange rate changes on cash and cash equivalents	(1,400)	1,672
Decrease in cash, cash equivalents, and restricted cash(1)	(6,613)	52
Cash, cash equivalents, and restricted cash at beginning of year(1)	53,689	44,656
Cash, cash equivalents, and restricted cash at end of period(1)	$47,076	$44,708

(1)The 2022 amounts include beginning restricted cash of $461 at December 31, 2021, and ending restricted cash of $822 at June 30, 2022, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.